TARGET LIST OF POTENTIAL BUYERS


AFC ENTERPRISES

CKE RESTAURANTS, INC.

TRIARC COMPANIES

ALLIED DOMECQ

BRINKER

DARDEN

FOODMAKER

MCDONALDS'S

PAPA JOHN'S

TRICON GLOBAL RESTAURANTS INC.

WENDY'S INTERNATIONAL INC.

APOLLO MANAGEMENT, L.P.

BOSTON VENTURES MANAGEMENT, INC.

BRUCKMANN, ROSSER, SHERRILL & CO., INC.

CASTLE HARLAN, INC.

CITICORP VENTURE CAPITAL, LTD.

MCCOWN DE LEEUW & CO.

SAUNDERS KARP & MEGRUE, L.P.

AMERICAN SECURITIES CAPITAL PARTNERS

THE BLACKSTONE GROUP L.P.

BAIN CAPITAL

CENTRE PARTNERS

EVERCORE PARTNERS INC.

FREEMAN, SPOGLI AND CO.

HARVEST PARTNERS

THE HAMPSTEAD GROUP, INC.

J.H. WHITNEY & CO.

J.W. CHILDS ASSOCIATES, L.P.

JACOBSON PARTNERS

KELSO & COMPANY, L.P.

KKR

LEONARD GREEN

MADISON DEARBORN

ODYSSEY PARTNERS

QUAD C

STONINGTON PARTNERS, INC.

THOMAS H. LEE COMPANY

HOST MARRIOTT SERVICES